Exhibit 10.32

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CLINICAL TRIAL AGREEMENT

This Clinical Trial Agreement (“Agreement”) is entered into as of March 14, 2014 (“Effective Date”) by and between EASTERN COOPERATIVE ONCOLOGY GROUP, an organization with its executive office at 1818 Market St., Suite 1100, Philadelphia, PA 19103-3602, and its principal place of business at ECOG Coordinating Center, Frontier Science, 900 Commonwealth Avenue, Boston, MA 02215 (“Group”) and Syndax Pharmaceuticals, Inc., a Delaware corporation, with its principal office and place of business located at 400 Totten Pond Road, Suite 140, Waltham, Massachusetts 02451 (“Company”).

WITNESSETH

WHEREAS, the Group and the Company acknowledge and affirm that they are familiar with and understand the U.S. Department of Health and Human Services and U.S. Food and Drug Administration (“FDA”) regulations governing cooperative group clinical trials and that they are capable of conforming with such regulations;

WHEREAS, the clinical trial contemplated by this Agreement is of mutual interest and benefit to the Group and to the Company, and will further the Group’s instructional and research objectives in a manner consistent with its status as a research group;

WHEREAS, the Group and the Company have agreed to enter into this Agreement to set forth the terms pursuant to which the clinical trial shall be performed by the Group and supported in part by the Company;

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	CONDUCT OF STUDY

A. The Activities. The Group and the Company shall perform the activities in accordance with the Scope of Work, Exhibit A, for the clinical trial E2112 (EA1122) “A Randomized Phase III Trial of Endocrine Therapy plus Entinostat/Placebo in Post-menopausal Patients with Hormone Receptor-Positive Advanced Breast Cancer” (the “Study”). The principal investigator (the “Principal Investigator”) for the Group is Robert L. Comis, M.D., assisted by Roisin Connolly, MB, BCh., the study chair (“Study Chair”) for the Protocol. The Group shall use reasonable efforts to carry out the Study as set forth in the current clinical trial protocol for the Study (the “Protocol”) and in accordance with this Agreement.

B. IRB. The Group will ensure that the Study begins only after the Group has obtained approval from Institutional Review Board for the Study (the “IRB”).

C. Study Drug. Company agrees that it will provide Group (indirectly through NCI) with the quantities of the Company’s investigational drug product entinostat and placebo (the “Study Drug”) required to conduct the Study in accordance with the Protocol, at no charge. Group shall use, and will ensure that Study Personnel (as defined in Section 4.D)

use, the Study Drug solely for purposes of the Study in accordance with the Protocol. In handling, storing and using Study Drug, Group members will comply with all applicable laws and any written instructions provided by Company (or by NCI on behalf of Company). All Study Drug supplied to Group members will remain the exclusive property of Company until administered or dispensed to any of the patients involved in the Study (“Study Subjects”) during the course of the Study. Group members will keep the Study Drug in a safe and secure location and maintain complete and accurate records showing disposition of the Study Drug. Group members will not provide access to Study Drug to anyone except Study Personnel. Group will not chemically, physically or otherwise modify Study Drug.

D. Data Protection; Informed Consent. As applicable, the parties agree to abide by all laws and regulations regarding Study subject privacy and data protection, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). The Group shall be responsible for ensuring that each Study subject, prior to participation in the Study, signs an informed consent in a form approved by the IRB. Such informed consent shall include a valid authorization, consistent with HIPAA and all other applicable laws.

E. Sponsor. The NCI will be the “Sponsor” of the Study as such term is defined in FDA regulations, including 21 C.F.R. Parts 312 and 50, and the NCI shall be solely responsible for any and all regulatory obligations associated with such role.

F. Payment. The Company will provide financial support to the Group in the amount of $19,406,948 in accordance with the payment schedule and budget set forth in Exhibit B herein. The Company and the Group may, by mutual written agreement, alter the amount or timing of such payments as they deem necessary under the circumstances. Checks shall be made payable to “ECOG Research and Education Foundation, Inc., agent for Eastern Cooperative Oncology Group.” The Tax Identification number is ***. Checks will reference this Agreement and will be transmitted to ECOG Research and Education Foundation, Inc., Attn: Donna Marinucci, 1818 Market St., Suite 1100, Philadelphia, PA 19103.

2.	CONFIDENTIAL INFORMATION

A. Confidentiality. Except as otherwise provided in Sections 3 and 4, each party agrees not to disclose or to use for any purpose other than the performance of the Study any and all trade secrets, privileged records or other confidential or proprietary information, data or materials of the other party (“Proprietary Information”) disclosed by one party or its employees, contractors or agents (“Discloser”) to the other party or its employees, contractors or agents (“Recipient”) pursuant to this Agreement.

The obligation of non-disclosure and non-use shall not apply to the following:

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(i)	Proprietary Information at or after such time that it is or becomes publicly available for any reason other than a breach of Recipient’s undertaking hereunder;

(ii)	Proprietary Information that is already independently known to Recipient prior to the date of disclosure of such Proprietary Information to Recipient as evidenced by Recipient’s written records;

(iii)	Proprietary Information that is disclosed to Recipient on a non-confidential basis by a third party that Recipient reasonably believes has the legal right to make such disclosure; or

(iv)	Proprietary Information that is required by law or court order to be disclosed; provided that Recipient: (a) gives Discloser prompt notice of such fact so that Discloser may obtain a protective order or other appropriate remedy concerning any such disclosure; (b) fully cooperates with Discloser (at Discloser’s sole expense) in connection with Discloser’s efforts to obtain any such order or other remedy; and (c) discloses, when disclosure is necessary, only the minimum information legally required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by Discloser.

B. Terms of Non-Disclosure. The obligations of this Section shall survive and continue for *** years after termination of this Agreement.

C. Identity of Study Subjects. In the event the Company or its employees, contractors or agents shall come into contact with records identifying in any manner any of the patients involved in the Study (“Study Subjects”), the Company shall hold such identifying information in confidence, agrees not to use or disclose such information and shall immediately delete the identifying information.

D. Limited Disclosure. In the event that either party finds it necessary to disclose Proprietary Information of the other party to a proper authority to permit such party to defend itself, such party shall first notify the other party and the parties shall agree to a mutually satisfactory way to disclose such information as necessary for this limited purpose.

3.	PUBLICATIONS/PRESENTATIONS

A. Disclosure of Data. Data generated by the Study (“Data”) is the sole property of the Group and shall be considered as Group Proprietary Information.

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B. Publication of Study Results. The Company recognizes that under the Group policy, the results of the Study must be published and agrees that researchers engaged in the Study reserve the right, and are entitled, to present and publish Data at symposia, national or regional professional meetings, and to publish in a journal or otherwise, of their own choosing, methods and results of the Study undertaken under the Agreement, subject to the requirements of this Section 3.

C. Prior Submissions to the Company. In order to allow the Company to confirm the accuracy of background information, to protect any patent opportunities, and to review for disclosure of Company Proprietary Information, the Group undertakes to advise its researchers engaged in the Study that manuscripts and abstracts using Data should be submitted through the Group to the Company as follows:

(1)	for manuscripts, no less than *** days prior to submission of a manuscript for publication, and

(2)	for abstracts routinely submitted in advance of a meeting or conference, whether or not made available in print or electronically in advance of a meeting, a reasonably complete_draft of it no less than *** days before the meeting submission deadline, and

(3)	for abstracts of late-breaking trial results or otherwise submitted to a meeting or conference after the routine deadline, as soon as practicable and in no event less than *** days before its anticipated presentation.

The Group shall use reasonable, diligent efforts to ensure that such researchers comply with the foregoing submission requirements. At Company’s written request, the Group will delete any of the Company’s Proprietary Information included in the presentation or publication. With respect to a manuscript, in the event that the Company elects to take patent action, the Group agrees to delay submission for an additional *** days. In such event with respect to an abstract, the Group and the Company will in good faith attempt to reach an equitable solution to the Company’s concern. Additionally, the Group agrees to work in good faith with the Company to ensure that the timing of any presentation or publication does not comprise any then-pending regulatory approval of a product containing the Study Drug. For the purpose of compliance with this Section 3, a draft manuscript or abstract may be submitted to the Company provided that the Company receives a final manuscript as soon as practicable thereafter.

4.	DATA AND OTHER RIGHTS

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A. No Group Rights in Study Drug. Neither the Group nor any Member of the Group nor any Principal Investigator shall acquire any rights of any kind in the Study Drug as a result of participation in the Study.

B. Data. The Company acknowledges and agrees that all Data shall be owned exclusively by the Group, subject to Company’s rights as provided below. NCI will furnish data to Company required pursuant to the Collaborative Agreement between Company and the NCI Division of Cancer Treatment and Diagnosis for the Study Drug. Additionally, the Group will provide Company with the Data-related deliverables set forth in Exhibit A. The timing of the Group’s delivery of such deliverables to Company shall be governed by a separate data transfer plan (the “Data Transfer Plan”) that will be separately negotiated by Company and the Group in good faith following the Effective Date, taking into account the deadlines and other requirements imposed on the Company in connection with the regulatory approval process for the Study Drug. The parties agree that the Data Transfer Plan must be completed and executed by the parties on or before ***. The Group will be reasonably compensated for costs associated with satisfying any request that Data be provided in a format that is different than the format used by the Group. The Group hereby grants Company and its affiliates a fully paid-up, royalty-free, non-exclusive, perpetual, irrevocable, worldwide license to use the Data for any purpose permitted by applicable law, rule or regulation, including submission to FDA in support of regulatory applications. This license will be sublicensable and freely transferable by Company and its affiliates. The foregoing is not intended to grant any rights in inventions, which are addressed in Section 4.D below. The Group shall ensure that all Members and Member Institutions (as defined below) participating in the Study provide Company with access to, and the right to use, Data in accordance with this Section. Consistent with the National Cancer Institute (“NCI”) Policy Statement entitled “NCI – Cooperative Group – Industry Relationship Guidelines” (http://ctep.cancer.gov/industryCollaborations2/guidelines.htm), Data deliverables set forth in Exhibit A shall be provided by the Group to the Company, NCI, and/or FDA, as appropriate.

C. Study Records. In the event the Company believes in good faith that the Group has materially failed to comply with applicable laws, or in the event required by regulatory authorities, or to defend any claim or action against the Company, Study records (other than those to be provided in accordance with the Agreement) shall be made reasonably available to the Company for inspection during normal business hours; provided however, that (1) the records may be located at individual Member Institutions; (2) access to the records will be subject to the respective operating procedures of the individual institutions; and (3) the Company may be required to reimburse the Group and/or Member Institutions for reasonable time cost and expense (which may include without limitation, staffing and internal costs and expense) necessary to provide such access.

D. For purposes of this Agreement, the terms “Member Institution” and “Member” shall be defined to include institutions and individual researchers who are main or affiliate members of the Group, and member institutions and individual researchers of

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other cooperative groups through the NCI Cancer Trials Support Unit (CTSU). The Company acknowledges and agrees that Member Institutions and Members participating in the Study are third-party beneficiaries to this Agreement, and, as such, are entitled to all of the rights and obligations accruing to such party hereunder and thereunder. For purposes of this Agreement, “Study Personnel” shall mean the Principal Investigator, the Study Chair, and such other employees, staff, agents, affiliates and permitted subcontractors of Group and each Member Institution, in each case that are participating in the conduct of the Study.

E. For purposes of this Section 4, “Company” shall be defined as including any corporation or other business entity controlled by, controlling, or under common control with the Company. For this purpose, “control” means (i) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting control, or (ii) the power to direct or cause the direction of the management and policies of such corporation or other business entity.

F. Company will keep the Group reasonably informed of Company’s plans for submission of any clinical study report that includes or refers to any Data that it intends to submit to the FDA or other regulatory authority, and will provide a minimum of *** days notice to Group prior to sending the initial draft of any such clinical study report . Group shall be afforded the right to conduct a complete, accurate, and timely review and provide comments on any clinical study report that Company prepares for submission to the FDA or other regulatory authority that includes or refers to any Data. The Group will provide Company with comments on the initial draft submission no later than *** calendar days after receiving it. Company will promptly provide the Group with any subsequent draft submission versions through the final submission for review, and the Group will provide comments on revised draft submissions through the final submission within *** calendar days of receipt. The Company will use best efforts to address the Group’s comments. Company shall ensure that there is sufficient time to ensure submissions to the FDA or other regulatory authority and to address the Group’s comments. Within *** business days of the Group’s comments to each submission, at the request of either party, the parties agree to meet in person or by conference call to discuss in good faith Group’s comments and the course of action to be taken by Company concerning Group’s comments. The parties agree to provide promptly any correspondence received from the FDA through NCI as IND holder. Notwithstanding this Section 4.F, Group shall have the right, at any time after Group receives an analysis from Company, to submit an analysis of the same data or other material independently to the FDA (including but not limited to a separate analysis of the submissions referenced therein,) after giving *** calendar days notice.

G. Inventions. The Group shall own all of its inventions resulting from its performance of the Study. “Study Drug Invention” shall mean any discovery or invention conceived or reduced to practice by the Group that is derived from the Study Drug as a result of using the Study Drug during the Study, including, but not limited to, new uses, processes, derivatives, formulations or therapeutic combinations of the Study Drug. The Group shall promptly notify the Company in writing of any Study Drug Inventions made by the Group solely

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in connection with the Study and hereby grants the Company a royalty-free, fully paid-up, non- exclusive license in such Study Drug Inventions (which may be sublicensed by Company provided that such sublicense(s) are granted in conjunction with licenses to Company’s other rights in the Study Drug). The Group also grants the Company a first right to negotiate an exclusive, worldwide license, with the right to sublicense, in any and all Study Drug Inventions. Any first option must be exercised by the Company within *** after receiving notice of any Study Drug Inventions and, upon the exercise of such option by the Company, the exclusive license agreement for any Study Drug Inventions must be completed by the parties within *** (which period may be extended by mutual agreement of the parties). The Group shall retain a non- exclusive license to any Study Drug Invention solely for non-commercial research, education and patient care purposes. The Group shall ensure that all Members and Member Institutions participating in the Study provide Company with invention rights that are substantially similar to those set forth in this Section.

5.	USE OF THE GROUP’S OR THE COMPANY’S NAME

A. Use of Names. The Group, on one hand, and the Company, on the other hand, will obtain prior written permission from the other before using the name, symbols and/or marks of the other or its employees, agents or contractors in any form of publicity in connection with the Study, which permission shall not be unreasonably withheld, and provided that this Section 5.A shall not apply to use by the Group of any name of the Study Drug, whether or not trademarked by the Company, in connection with Study materials, provided that such use is otherwise in accordance with applicable laws and regulations. To the extent either party permits such use of its name, symbols and/or marks by the other party, such permitted use shall not be deemed to grant any license or other right in any such name, symbol or mark unless expressly so provided as a provision of a written agreement signed by both parties. The obligations of this Section shall not apply to (i) legally required disclosures by the Group or the Company ; (ii) a statement by either the Company or the Group indicating the existence of this Agreement and/or either party’s involvement in the Study; and (iii) the publication of information that is already publicly available.

B. No Endorsement. The Company will not use, nor authorize others to use, the name, symbols, or marks of the Group, of any Member Institution or of any Member or their respective employees, agents or contractors in any advertising or publicity material or make any form of representation or statement in relation to the Study which would constitute an express or implied endorsement by the Group, any Member Institution or any Member of any commercial product or service without prior written approval from the Group, the Member Institution or the Member.

C. Clinical Trial Registry. The parties shall cooperate as necessary with the National Cancer Institute to have the Study registered with the ClinicalTrials.gov website of the U.S. National Institutes of Health (or any successor thereto) before enrollment of patients for such Study.

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6.	APPLICABLE LAW

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

7.	INDEMNIFICATION

A. Company’s Indemnification. The Company shall defend, indemnify and hold harmless the Group, Member Institutions and Members and each of their respective agents, employees, contractors, directors and officers and their respective successors, assigns, personal representatives and heirs (collectively, the “Group Indemnitees”) from any and all liabilities, expenses (including reasonable attorney fees), or fines or other levies from governmental or regulatory agencies (collectively, “Indemnifiable Losses”) incurred by an Group Indemnitee in connection with a claim, action or suit by a third party (including but not limited to those arising from personal injury or death), to the extent arising from or relating to (1) any manufacturing defect in or instructions for use of, the Study Drug provided by Company; (2) any negligent or willful act or omission by a Company Indemnitee in the performance of Company’s obligations hereunder or under the Study; or (3) the use of the Data or the sale or commercialization of the Study Drug by Company or its licensees; provided, however, but in each case only if the Group promptly notifies the Company in writing of any complaint, claim or injury that could give rise to an Indemnifiable Loss after the Group has actual knowledge of any such complaint, claim or injury.

B. Group’s Liability. The Group shall be responsible and liable for any claim to the extent arising from or relating to any negligent or willful act or omission by the Group in the performance of Group’s obligations hereunder or under the Study.

C. Defense of Indemnifiable Losses. The Company shall provide diligent defense against any claims brought or actions filed with respect to the subject of the indemnity contained herein, whether such claims or actions are rightfully or wrongfully brought or filed. The Company shall have the right to select defense counsel at its own expense, subject to the approval of the Group, which approval will not unreasonably be withheld, and to direct the defense or settlement of any such claim or suit. The Company upon reasonable prior notice to the Group and any other Group Indemnitees and their respective counsel shall have the right to settle claims at the Company’s sole expense, but only after consultation with the Group and such Group Indemnitees, provided, however, that no settlement shall contain an admission of liability or negligence of any Group Indemnitees without the prior written consent of such Group Indemnitees, which consent shall not be unreasonably withheld or delayed.

D. Cooperation. The Group Indemnitees shall reasonably cooperate with the Company and its legal representatives in the investigation and defense of any claim or suit covered under this Agreement. In the event a claim or action is or may be asserted, the Group Indemnitees shall have the right to select and to obtain representation by separate legal counsel. If any Group Indemnitees exercise such right, all costs and expenses incurred by such

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Group Indemnitees for such separate counsel shall be borne by such Group Indemnitees, except that if such selection of separate legal counsel is based on a written opinion of counsel to any such Group Indemnitee that such separate legal counsel is required because of actual or potential conflict of interest, the indemnity of this Section 7 shall apply also to the reasonable fees and expenses of such separate legal counsel. The Company and its counsel shall cooperate with such separate counsel in any investigation, defense or settlement for the purpose of informing and sharing information to enable such separate counsel full participation in any investigation, defense or settlement.

E. Exceptions to Indemnity. Any liability, loss or damage to the extent resulting from gross negligence or willful malfeasance by an Indemnitee is excluded from the undertakings in this Section 7 to indemnify, defend and hold harmless such Indemnitee. Deviations from the terms of the Protocol that may arise out of clinical or medical necessity do not constitute gross negligence or willful malfeasance.

F. Limitation. IT IS UNDERSTOOD THAT NEITHER PARTY SHALL BE RESPONSIBLE FOR THE ACTS OR OMISSIONS OF THE OTHER PARTY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY BEFORE OR AFTER TERMINATION OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM THE PERFORMANCE OF THIS AGREEMENT OR THE STUDY HEREUNDER.

G. Reimbursement of Medical Expenses. The Company shall reimburse the Group for the reasonable and necessary medical expenses incurred by a Study Subject or Member Institution for the diagnosis and treatment of any personal injury relating to (a) the administration of the Study Drug substantially in accordance with this Agreement, the Protocol, and any other written instructions of the Company or (b) the performance of any test or procedure that is required by such Protocol to which the Study Subject would not have been exposed but for the Study Subject’s participation in the Study. Notwithstanding the foregoing, the Company shall not be responsible for any portion of such medical expenses that are attributable to the Group’s breach, negligence or willful misconduct.

8.	TERMINATION

A. Unilateral Termination. This Agreement may be terminated by the Company or the Group, which termination shall be effective no earlier than *** days following receipt of written notice by the non-terminating party, if any of the following conditions shall occur:

(i)	the authorization and approval to perform the Study in the United States is withdrawn by the NCI or FDA; or

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(ii)	the non-terminating party materially breaches the terms of this Agreement and (1) such breach if a monetary breach continues in excess of *** days following notice from the party seeking termination, or (2) such breach if a non-monetary breach continues in excess of *** days following notice from the party seeking termination provided, however, that the non-terminating party shall have a period in excess of *** days to cure any non-monetary breach that cannot reasonably be cured within *** days, if the cure is commenced within such *** day period and with good faith and diligence is prosecuted to completion.

B. Joint Termination. The Agreement may be terminated by the joint written agreement of the Company and the Group if any of the following conditions shall occur:

(i)	if animal or human safety data and/or toxicological test results, in the reasonable opinion of the Company and the Group, support termination of the Study; or

(ii)	if the emergence of any adverse reaction or side effect with the Study Drug administered or the device employed in the Study is of such a magnitude or incidence in the reasonable opinion of the Company and the Group to support termination.

C. Effect of Termination. As soon as reasonably possible following the effective date of the termination of the Study, the Group shall stop entering Study Subjects into the Study and shall cease conducting procedures on Study Subjects already entered into the Protocol, to the extent medically and ethically permissible. In the event of a termination under Section 8.A(ii), the Group shall, in its sole discretion, decide whether to stop entering Study Subjects into the Study; provided, however, that the Company agrees to continue supplying Study Drug as provided in the Agreement after such a termination if the Group determines that such a requirement is reasonable under the circumstances of the termination, and that no such decision to continue the Study shall impose on the Company any obligation to perform services after the effective date of said termination or to make payment for any such post-termination service(s) performed by the Group or others, except to the extent the Company has agreed to be responsible for the cost of distributing its Study Drug.

D. Reimbursement of Expenses. Unless the Agreement provides otherwise, including without limitation a per-patient-enrolled payment rate (in which event the Company shall be obligated to make full payment at the applicable rate, for all patients enrolled prior to the effective termination date), following any termination under this Section 8, there shall be an accounting conducted by the Group to confirm the amount of payment to Group owed by the Company under the Agreement. This accounting shall be subject to verification and confirmation by the Company, which amount shall be calculated as the sum of:

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(i)	A pro-rated amount of the payments set forth on Exhibit B, based on services rendered in the manner consistent with the Agreement, the Protocol and all monies properly expended therefor; and

(ii)	Reasonable non-cancelable obligations incurred for the Study by the Group prior to the effective date of the termination, including but not limited to those items set forth in the Agreement, which items the Company agrees are reasonable and will be paid, provided, however, that the Company’s obligation hereunder (i.e, (i) and (ii) together) shall not exceed the total financial commitment of this Agreement.

This accounting shall be subject to verification and confirmation by the Company which shall not be unreasonably withheld. Within *** days after receipt of supporting documentation therefor, the Company will make payment to the Group for any amounts owed that have not been paid (or, conversely, the Group will refund any amounts paid but not owed).

E. Obligations Continuing Following Termination. Termination of this Agreement under this Section 8 shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The rights and duties under Sections 2, 3, 4, 5, 6, 7, 8.C., 8.D., 8.E., 9, 10, 11, 18, and 22 survive the termination or expiration of this Agreement.

9.	NOTICES

All notices, requests, demands and other communications that this Agreement requires or permits any party to give any other party shall be in writing and shall be given to such party at both of its addresses and/or facsimile numbers specified below:

If to Company:	Bob Goodenow
Syndax Pharmaceuticals, Inc.
400 Totten Pond Road, Suite 140
Waltham, MA 02451
Fax: (781) 419-1420

If to Group:	Robert L. Comis, M.D.
ECOG Group Chair’s Office
1818 Market Street, Suite 1100
Philadelphia, PA 19103-3602
Fax: (267) 256-5291

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With copies to:

Donna Marinucci
ECOG Group Chair’s Office
1818 Market Street, Suite 1100
Philadelphia, PA 19103-3602
Fax: (267) 256-5291

Mary Steele
ECOG Coordinating Center Frontier Science
900 Commonwealth Avenue
Boston, MA 02215
Fax: (617) 632-5414

or at such other address or facsimile number as shall be designated by such party in a notice to the other party complying with the terms of this Section. All notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail on the third business day following deposit in the mails, with first class postage prepaid, addressed as aforesaid, (B) if given by facsimile, when transmitted to the aforesaid facsimile number or (C) if given by personal delivery, including overnight delivery service, when delivered at the aforesaid address.

10.	ENTIRE AGREEMENT

This Agreement together with the Protocol represents the entire understanding of the parties with respect to the subject matter hereof. In the event of any inconsistency between this Agreement and the Protocol, (A) the Protocol shall control with respect to any clinical matters and (B) this Agreement shall control in all other respects.

11.	SEVERABILITY

The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof.

12.	INTEGRATION

The Protocol is incorporated into this Agreement by reference.

13.	ASSIGNMENT

Neither party hereto may assign, transfer or delegate any of its rights or obligations under this Agreement without the written consent of the other party, which consent may not be unreasonably withheld; provided, however, without such consent either party may assign this

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Agreement in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another company. Either party may assign this Agreement in whole or in part to any affiliate without consent of the other party.

This Agreement shall inure to the benefit of and be binding upon each party signatory hereto, its successors and permitted assigns. No assignment shall relieve either party of the performance of any accrued obligation which such party may then have under this Agreement.

14.	INDEPENDENT CONTRACTOR

In the performances of all services hereunder, the Group shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of the Company. Neither party is authorized or empowered to act as agent for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

15.	NO TRANSFER OF PROPRIETARY RIGHTS NOT SPECIFIED

It is agreed that neither the Company nor the Group transfers to the other by operation of this Agreement any patent right, copyright right, or other proprietary right of either party, except as specifically set forth in this Agreement.

16.	CHANGES TO THE PROTOCOL

The Group shall not modify the Protocol or make any addendum to the Protocol unless such modification or addendum is approved in advance by the NCI and the IRB; provided that administrative changes to the Protocol shall not require such approval. The NCI will provide notification to Company of changes to the Protocol pursuant to its CRADA, and input from the Company will be received in response to notices received from NCI. If at a future date changes in a Protocol appears desirable to the Group (a “Group Change”) and increase the costs for the Study and the Group wishes the Company to provide additional funding for the Study, the Group will submit to the Company for consideration the proposed Protocol amendment and a written estimate of all increased costs arising from the Group Change. Such additional funding shall be provided as agreed to by the Group and the Company. If such changes have not been requested by the Group (a “Company Change”), and increase the costs for the Study, the Group will submit to the Company a written estimate of all increased costs arising from the Company Change, and the Company shall pay such reasonable additional costs as required by the Group. All changes in the Protocol will be implemented immediately following NCI and IRB approval.

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17.	CONFORMANCE WITH LAW AND ACCEPTED PRACTICE

A. The Group shall perform the Study in substantial conformance with generally accepted standards of good clinical practice, with the Protocol, and with all applicable local, state and federal laws and regulations governing the performance of clinical investigations including but not limited to the Federal Food, Drug and Cosmetic Act and regulations of the FDA applicable to cooperative group clinical trials.

B. The Group agrees to retain all records resulting from the Study for the time required by applicable federal regulations (for the Study, the Company will notify the Group of the FDA Application filing and approval status).

18.	WAIVER

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

19.	FORCE MAJEURE

The Group or the Company shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is due to circumstances reasonably beyond either party’s control, such as labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences.

20.	DEBARMENT AND DISQUALIFICATION

A. Neither the Group nor any person employed thereby directly in the performance of the Study has been debarred under Section 306(a) or (b) of the Federal Food, Drug and Cosmetic Act and no debarred person will in the future be employed by the Group in connection with any work to be performed for or on behalf of the Company which may later become part of any application for approval of a drug or biologic by the FDA. If at any time after execution of this Agreement, the Group becomes aware that the Group or any person employed thereby is, or is in the process of being, debarred, the Group hereby certifies that the Group will properly notify the Company at once.

B. To the Group’s reasonable knowledge, neither the investigator nor any sub-investigator of the Study shall be currently the subject of a disqualification proceeding or have been disqualified by FDA as a clinical investigator pursuant to 21 CFR sec. 312.70, and neither an investigator nor any sub-investigator of the Study shall have entered into an agreement with FDA that in any way restricts their ability to serve as clinical investigators. The

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Group shall notify the Company immediately upon its knowledge of any inquiry concerning, or the commencement of any such proceeding concerning, an investigator or any sub-investigator.

21.	AMENDMENTS

This Agreement may be extended, renewed or otherwise amended at any time only by the mutual written consent of parties hereto.

22.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.

(signature pages follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date, by proper persons thereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC		EASTERN COOPERATIVE ONCOLOGY GROUP

By:	/s/ Robert Goodenow	By:	/s/ Robert L. Comis
	(signature)		Robert L. Comis, M.D. Chair

Name:	Robert Goodenow

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EXHIBIT A

E2112 Scope of Work

Protocol Title:	A Randomized Phase III Trial of Endocrine Therapy plus Entinostat/Placebo in Post-menopausal Patients with Hormone Receptor-Positive Advanced Breast Cancer

Company:	Syndax Pharmaceuticals, Inc.

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EXHIBIT B

E2112 Budget & Payment Schedule

A.	Budget Details

1.	Budget

The budget for this project is $19,406,948 which is itemized as follows:

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2.	Invoicing and Payments

Company will make payments within *** of receipt of invoices from Group according to the Payment Schedule herein. Payments will be made to as set forth in Section 1.B of the Agreement as follows:

ECOG Research and Education Foundation, Inc.

Agent for ECOG Cooperative Oncology Group

Attn: Donna Marinucci

1818 Market Street, Suite 1100

Philadelphia, PA 19103

Group will send invoices to the following address:

Jeannette Hasapidis

VP, Clinical Operations

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Syndax Pharmaceuticals, Inc.

400 Totten Pond Road, Suite 110

Waltham, MA 02451

B.	Payment Schedule

Group will submit invoices to Company in accordance with the following Payment Schedule:

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